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                                                             EXHIBIT 10(iii).7



                               FIRST AMENDMENT TO
                             STOCK OPTION PLAN FOR
                                 CONSULTANTS OF
                                  SAFEWAY INC.


                Safeway Inc., a Delaware corporation, hereby adopts this First Amendment to the Stock Option Plan for Consultants of Safeway Inc. (the "Plan").

                1. The Plan shall be amended to add Section 1.1 which shall read in its entirety as follows:

                Section 1.1 - Award Limit

                        "Award Limit" shall mean 400,000 shares of Common Stock
                or, as the context may require, Options to acquire more than 400,000 shares of Common Stock.

                2. Section 2.1 of the Plan shall be amended to read in its entirety as follows:

                Section 2.1 - Shares Subject to Plan

                                The shares of stock subject to Options shall be
                shares of the Company's Common Stock. The aggregate number of such shares which may be issued upon exercise of Options shall not exceed 1,000,000. No individual shall receive Options for more than the Award Limit during any calendar year. To the extent required by Section 162(m) of the Code, Options which are canceled continue to be counted against the Award Limit and if, after grant of an Option, the price of shares subject to such Option is reduced, the transaction is treated as a cancellation of the Option and a grant of a new Option and both the Option deemed to be canceled and the Option deemed to be granted are counted against the Award Limit.

                3. Section 2.3 of the Plan shall be amended to read in its entirety as follows:

                Section 2.3 - Changes in Common Stock

                                In the event that the outstanding shares of
               Common Stock of the Company are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend, combination of shares or otherwise, appropriate adjustments shall be made by the Committee in the number and kind of shares for the purchase of which Options may be granted, including adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued on exercise of Options and of the Award Limit set forth in Section 1.1..

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                4.  Section 3.2(a)(ii) of the Plan shall be amended to read in its entirety as follows:

                                (ii) Subject to the Award Limit, determine the number of shares to be subject to such Options granted to such selected Consultants; and

                5. Section 6.2 of the Plan shall be amended to read in its entirety as follows:

                Section 6.2 - Duties and Powers of Committee

                                It shall be the duty of the Committee to
                conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Stock Option Agreements and to adopt such rules for the administration, interpretation and application of the Plan and the Stock Option Agreements as are consistent therewith and to interpret, amend or revoke any such rules. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Section 162(m) are required to be determined in the absolute discretion of the Committee.

                6. Section 7.2 of the Plan shall be amended to read in its entirety as follows:

                Section 7.2 - Amendment, Suspension or Termination of the Plan

                                The Plan may be wholly or partially amended or
                otherwise modified, suspended or terminated at any time or from time to time by the Board. However, to the extent required by the Code, no action of the Board may, except as provided in
                Section 2.3, modify the Award Limit, modify the eligibility requirements of Section 3.1 and 6.1, reduce the minimum Option price requirements of Section 4.2 or otherwise amend the Plan in a manner requiring stockholder approval as a matter of
                Section 162(m) of the Code or other applicable law, regulation or rule without approval of the Company's shareholders given within 12 months before or after the action by the Board. Neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of the Option, impair any rights or obligations under any Option theretofore granted. No Option may be granted during any period of suspension nor after termination of the Plan, and in no event may any Option be granted under this Plan after the expiration of ten years from the date the Plan is adopted by the Board.

                7. The Plan shall be amended to add Section 7.5 which shall read in its entirety as follows:

                Section 7.5 - Approval of Plan by Stockholders.

                                This Plan shall be submitted for the approval
                of the Company's stockholders.

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                I hereby certify that the foregoing amendment to the Plan was duly adopted by the Board of Directors of Safeway Inc. as of _____________, 1994.

                Executed on this ____ day of ___________, 1994.



                                              ______________________________
                                              Secretary